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                                                                Exhibit 10.14(c)

                              FIRST LEASE ADDENDUM

     THIS FIRST LEASE ADDENDUM is made and entered into as of May 15, 2006, between LINCOLN SQUARE OFFICE, LLC, a Washington limited liability company ("Landlord"), and EDDIE BAUER, INC., a Delaware corporation ("Tenant").

                                    RECITALS

     A. Pursuant to a non-residential lease (the "Lease") executed by Landlord and Tenant dated December 14, 2005, Landlord has leased to Tenant certain space commonly known as Floors 4 through and including Floor 13, at the Eddie Bauer Building at Lincoln Square, Bellevue, Washington, which leased space is further described in the Lease.

     B. Landlord and Tenant intend, by the execution and delivery of this First Lease Addendum, to amend and supplement the Lease in certain material respects.

     C. Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend and supplement the Lease as follows:

     1. Termination of Guarantee of Lease.

          (a) Upon the payment of the Security Deposit referenced in Section 1(b) below, that certain Guarantee of Lease by Eddie Bauer Holdings, Inc., a Delaware corporation, dated December 14, 2005, is terminated and extinguished in its entirety and shall be deemed never to have been given. Landlord agrees to return all original execution copies of the Guarantee of Lease to Tenant promptly upon full execution of this First Lease Addendum.

          (b) Upon the payment of the Security Deposit referenced in Section 1(c) below, and in order to give effect to the elimination of the Guarantee of Lease, the following amendments to the Lease are effective as of December 14, 2005:

               (i) any reference to "Guarantor" in the Lease shall be amended to read "Guarantor, if any," and any reference to "Guarantee of Lease" in the Lease shall be amended to read "Guarantee of Lease, if any",

               (ii) the definition of Guarantor at the top of page 8 in Section
1.1 is amended to read: GUARANTOR: None


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               (iii) the word "Guarantor" in the proviso in Section 12.1 on pages 41 and 42 following subsection (v) in Section 12.1 shall be amended to be "Eddie Bauer Holdings, Inc.,

               (iv) Section 19.3 of the Lease is deleted in its entirety and replaced with the following:

               19.3 FINANCIAL STATEMENTS.

               Tenant covenants and agrees that, at any time, within thirty (30) days after notice and demand by Landlord, Tenant shall furnish to Landlord, and cause Eddie Bauer Holdings, Inc., a Delaware corporation and parent of Tenant ("EBH") to furnish to Landlord, the then available most recent (i) audited annual financial statements of EBH, certified by EBH's chief financial officer and audited by an independent certified public accountant, which independent certified public accountant shall have issued an accountant's audit report in conjunction with such audit, and (ii) unaudited quarterly financial statements of EBH for the elapsed quarters after the year end of the then available most recent audited annual statements of EBH, and Tenant consents, and shall ask EBH to consent, to the delivery of same by Landlord to lenders or prospective lenders or purchasers or investors in or of all or party of the Building or Project or of any interest in the deed of trust encumbering the Building or Project. Landlord agrees to instruct any person or persons to whom Landlord delivers such financial statements that such statements, if not publicly available, are to be kept confidential. Notwithstanding the foregoing, Landlord agrees that as long at Tenant is a wholly owned subsidiary of EBH and EBH's financial statements include the financial standing of Tenant, Tenant and EBH need only provide the financial statements (as described above) of EBH. So long as Tenant or EBH is a publicly traded company, in no event shall Tenant or EBH be required to disclose any of the financial information described in this Section
          19.3 which is not required to be disclosed as a publicly traded company.

               (v) Section 26.24 is deleted and the section number reserved.

          (c) In consideration for Landlord's willingness to terminate and extinguish said Guarantee of Lease in its entirety, upon mutual acceptance of this Addendum, the Security Deposit set forth in Section 1.1 of the Lease shall be increased from $1,636,314.08 to $3,272,628.16. Notwithstanding anything in the Lease to the contrary, within 2 business days of the mutual acceptance of this Addendum Tenant shall deliver to Landlord either (i) cash or certified funds the full amount of the Security Deposit, or (ii) the full amount of the Security Deposit represented by an unconditional irrevocable standby letter of credit in accordance with the terms of the Lease. If as of the last day of the sixtieth (60th) month of


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the Lease Term, (i) Tenant has not been late in the payment of Base Rent, Other
Charges or additional sums due under the Lease within said sixty (60) month period (it being understood that, pursuant to Section 4.1 and 4.2 of the Lease, Base Rent and Other Charges are due on or before the first day of each calendar month), and (ii) Tenant has not otherwise defaulted under the terms of the Lease (beyond any applicable notice and cure period) within said sixty (60) month period, then as of the first day of the sixty-first (61st ) month of the Lease Term the Security Deposit set forth in Section 1.1 of the Lease shall be reduced by one half (1/2) from $3,272,628.16 to $1,636,314.08. If the Security Deposit was deposited in cash or certified funds, then Landlord shall promptly release and remit to Tenant in cash or certified funds in the amount of $1,636,314.08. If the Security Deposit was represented by an unconditional irrevocable standby letter of credit, then the amount of the letter of credit may be reduced to $1,636,314.08 by amendment to the existing letter of credit, or replacement with a similar letter of credit in the reduced amount.

     2. Approval of Lease by Landlord's Lenders. Landlord represents and warrants that the approval of Landlord's Lenders contemplated by Section 29 of the Lease has been obtained as of the date of this Addendum, thereby satisfying the condition in Section 4.3 of the Lease to Tenant's obligation to deposit the security deposit.

     3. Counterparts and Electronic and Facsimile Copies. This First Lease Addendum may be executed simultaneously or in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same contract. Either party may rely upon executed copies of this First Lease Addendum that are transmitted electronically or via facsimile to the same exent as the originals.

     4. Remaining Provisions. All other provisions of the Lease remain in full force and effect.

(Signatures on the following page).


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     IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above set forth.

LANDLORD                                  TENANT

LINCOLN SQUARE OFFICE, LLC,               EDDIE BAUER, INC., a Delaware
a Washington limited liability company    corporation

By: Kemper Development Company, a
    Washington corporation, Its Manager


By                                        By
   ------------------------------------      -----------------------------------
   F. Kemper Freeman, Jr.                    Mark Borison, Vice President
   Chairman/CEO                              of Real Estate


By
   ------------------------------------
   Richard S. Sprague
   Senior Vice President/Secretary


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STATE OF WASHINGTON )
                    ) ss:
COUNTY OF KING      )

     On this __ day of ____________, 2006, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared F. KEMPER FREEMAN, JR., and RICHARD S. SPRAGUE, to me known to be the Chairman/CEO and Vice President/Secretary, respectively, of KEMPER DEVELOPMENT COMPANY, a Washington corporation, the Manager of LINCOLN SQUARE OFFICE, LLC, a Washington limited liability company, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute the said instrument.

     WITNESS my hand and official seal hereto affixed the day and year first written above.


                                          --------------------------------------
                                          Print Name:
                                                      --------------------------
                                          Notary Public in and for the State of
                                          Washington, residing at
                                                                  --------------
                                          My commission expires:
                                                                 ---------------

STATE OF WASHINGTON )
                    ) ss:
COUNTY OF KING      )

     On this __ day of ______________, 2006, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Mark Borison, to me known to be the Vice President of Real Estate of EDDIE BAUER, INC., a Delaware corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

     WITNESS my hand and official seal the day and year in this certificate above written.


                                          --------------------------------------
                                          Print Name:
                                                      --------------------------
                                          Notary Public in and for the State of
                                          Washington, residing at
                                                                  --------------
                                          My commission expires:
                                                                 ---------------


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